Amendment No. 9 to the Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust Franklin Distributors, LLC
The Pruco Life Insurance Company
The Pruco Life Insurance Company of New Jersey The Prudential Insurance Company of America Pruco Securities, LLC
Prudential Investment Management Services, LLC Prudential Annuities Distributors, Inc.
Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin Distributors, Inc. (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”), The Pruco Life Insurance Company, The Pruco Life Insurance Company of New Jersey and The Prudential Insurance Company of America, your distributors Pruco Securities, LLC, Prudential Investment Management Services, LLC and Prudential Annuities Distributors, Inc., (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated February 1, 2007, as previously amended on the dates of June 5, 2007; April 23, 2008; May 1, 2008; May 1, 2011; December 21, 2012; May 1, 2013; November 8, 2013; August 1, 2014; October, 20, 2016; June 25, 2021; and, in the Schedule C portfolio update in the Form of Notice Pursuant to Schedule C dated August 1, 2023 (the “Agreement”). The Parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T
For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:
1.Schedule C of the Agreement is deleted and replaced in its entirety with Schedule C attached hereto.
2.All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2025.

The Trust: FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of
the Agreement. By:
Name:
Title:

The Underwriter: FRANKLIN DISTRIBUTORS, LLC

By:
Name:
Title:

The Company: THE PRUCO LIFE INSURANCE COMPANY
By:
Name:
Title:

THE PRUCO LIFE INSURANCE COMPANY OF NEW
JERSEY
By:
Name:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF     AMERICA

By:
Name:
Title:

The Distributor(s): PRUCO SECURITIES, LLC

By:
Name:
Title:

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC

By:
Name:
Title:

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

By:
Name:
Title:

Schedule C

Available Portfolios and Classes of Shares of the Trust
1.Franklin Global Real Estate VIP Fund - Class 2
2.Franklin Income VIP Fund - Class 2
3.Franklin Rising Dividends VIP Fund - Class 2
4.Franklin Small Cap Value VIP Fund - Class 2
5.Franklin Small-Mid Cap Growth VIP Fund - Class 1 and 2
6.Franklin Strategic Income VIP Fund - Class 2
7.Franklin Allocation VIP Fund - Class 4
8.Franklin U.S. Government Securities VIP Fund - Class 2
9.Franklin Mutual Global Discovery VIP Fund - Class 2
10.Franklin Mutual Shares VIP Fund - Class 2
11.Templeton Developing Markets VIP Fund - Class 2
12.Templeton Foreign VIP Fund - Class 1 and 2
13.Templeton Global Bond VIP Fund - Class 2
14.Templeton Growth VIP Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

a.the General Counsel of Franklin Templeton receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

a.we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.